Exhibit 99.1

Where Food Comes From, Inc. Reports 2024 Second Quarter and Six-Month Financial Results

Second Quarter Highlights – 2024 vs. 2023

●	Verification and certification revenue up 10% to $5.3 million from $4.8 million
●	Product sales decline 13% to $0.8 million from $0.9 million
●	Total revenue up 4% to $6.4 million from $6.1 million
●	Net income down 8% to $489,000 from $532,000
●	Diluted EPS flat at $0.09
●	Adjusted EBITDA of $844,000 vs. $917,000
●	Company buys back 33,347 shares of stock in second quarter

Six Month Highlights – 2024 vs. 2023

●	Verification and certification revenue up 13% to $9.7 million from $8.6 million
●	Product sales decline 19% to $1.6 million from $1.9 million
●	Total revenue up 5% to $12.0 million from $11.4 million
●	Net income increases 2% to $667,000 from $653,000
●	Diluted EPS of $0.12 vs. $0.11
●	Adjusted EBITDA essentially flat at $1.3 million
●	Cash generated from operations increased to $1.9 million from $1.3 million
●	Cash & cash equivalents of $2.60 million vs. $2.64 million at December 31 year-end
●	Year-to-date stock buybacks and private repurchases total 149,419 shares

CASTLE ROCK, Colo., Aug. 08, 2024 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its second quarter and six months ended June 30, 2024.

“Despite ongoing inflationary effects and cyclical herd contraction that have impacted our beef-related services, we continued to profitably grow our business for both the second quarter and year-to-date period,” said John Saunders, chairman and CEO. “Our ability to successfully navigate these temporary challenges is attributable to a versatile business model that incorporates the industry’s most diversified services portfolio. Over the first half of 2024 our new Upcycled Food Certification initiative has emerged as one of our fastest growing standards. We’ve also seen growing demand for our biosecurity offerings as we help to position customers and the industry to manage potential animal disease outbreaks.

“We are the recognized leader in advocating for transparency and safety in the food supply chain and now audit to nearly 60 different standards – far and away the most of any food certification body,” Saunders added. “This diversification not only reduces our risk during challenging times for other service offerings, but it widens the moat around our business and positions us for accelerated growth once headwinds related to inflation and cyclical cattle trends subside.”

Second Quarter Results – 2024 vs. 2023
Total revenue in the second quarter ended June 30, 2024, increased 4% to $6.4 million from $6.1 million.

Revenue mix:

●	Verification and certification services, up 10% to $5.3 million from $4.8 million.
●	Product revenue declined 13% to $0.8 million from $0.9 million.
●	Professional services revenue of $0.3 million vs. $0.4 million.

Gross profit in the second quarter increased to $2.7 million from $2.5 million.

Selling, general and administrative expense increased to $2.1 million from $1.8 million, reflecting increased costs related to marketing, personnel and travel.

Operating income declined to $0.6 million from $0.7 million.

Net income declined 8% to $489,000, or $0.09 per diluted share, from $532,000, or $0.09 per diluted share.

Adjusted EBITDA in the second quarter was 8% lower at $0.8 million vs. $0.9 million.

The Company bought back 33,347 shares of its common stock in the second quarter at a cost of $389,000.

Six Month Results – 2024 vs. 2023
Total revenue for the six months ended June 30, 2024, increased 5% to $12.0 million from $11.4 million in the prior year.

Revenue mix:

●	Verification and certification services, up 13% to $9.7 million from $8.6 million.
●	Product revenue, down 19% to $1.6 million from $1.9 million.
●	Professional services revenue of $0.7 million compared to $0.9 million.

Gross profit at mid-year was $5.0 million, up 7% from $4.6 million a year ago.

Selling, general and administrative expense increased 8% to $4.1 million from $3.8 million due primarily to the aforementioned increases in marketing, personnel and travel expenses.

Operating income was essentially flat at $0.8 million.

Net income through six months increased slightly to $667,000, or $0.12 per diluted share, compared to net income of $653,000, or $0.11 per diluted share, in the prior year period.

Adjusted EBITDA was essentially flat at $1.3 million.

The Company generated $1.9 million in cash from operations through six months compared to $1.3 million in the same period last year.

The cash and cash equivalents balance at June 30, 2024, was $2.60 million vs. $2.64 million at December 31 year-end.

Through the first six months of 2024 the Company bought back 149,419 shares of its stock.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:
Domestic Toll Free: 1-877-407-8289
International: 1-201-689-8341
Conference Code: 13748244

Phone replay:
A telephone replay of the conference call will be available through August 22, 2024, as follows:
Domestic Toll Free: 1-877-660-6853
International: 1-201-612-7415
Conference Code: 13748244

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company estimates that it supports more than 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic, and Postelsia units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership, expectations for offsetting industry headwinds, ability to continue expanding on the solutions set, widening the competitive moat and providing customers with convenience and price advantages, and demand for, and impact and efficacy of, the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results and the Company’s pace of stock buybacks are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Director, Investor Relations
303-880-9000
jpfeiffer@wherefoodcomesfrom.com

Where Food Comes From, Inc.

Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
(Amounts in thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Verification and certification service revenue	$5,252	$4,779	$9,686	$8,585
Product sales	819	938	1,552	1,909
Professional services	324	409	739	899
Total revenues	6,395	6,126	11,977	11,393
Costs of revenues:
Costs of verification and certification services	3,028	2,736	5,543	4,932
Costs of products	469	555	903	1,123
Costs of professional services	240	329	544	689
Total costs of revenues	3,737	3,620	6,990	6,744
Gross profit	2,658	2,506	4,987	4,649
Selling, general and administrative expenses	2,075	1,833	4,143	3,821
Income from operations	583	673	844	828
Other income/(expense):
Dividend income from Progressive Beef	100	50	100	100
Gain on disposal of assets	-	5	-	5
Loss on foreign currency exchange	(2)	(2)	(4)	(4)
Other income, net	7	11	14	20
Interest expense	(1)	(1)	(2)	(2)
Income before income taxes	687	736	952	947
Income tax expense	198	204	285	294
Net income	$489	$532	$667	$653

Per share - net income:
Basic	$0.09	$0.09	$0.12	$0.12
Diluted	$0.09	$0.09	$0.12	$0.11

Weighted average number of common shares outstanding:
Basic	5,371	5,670	5,426	5,693
Diluted	5,388	5,735	5,444	5,760

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(Amounts in thousands)	2024	2023	2024	2023

Net income	$489	$532	$667	$653
Adjustments to EBITDA:
Interest expense	1	1	2	2
Income tax expense	198	204	285	294
Depreciation and amortization	156	163	311	335
EBITDA*	844	900	1,265	1,284
Adjustments:
Stock-based compensation	-	17	11	32
Cost of acquisitions	-	-	-	-
ADJUSTED EBITDA*	$844	$917	$1,276	$1,316

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	June 30,	December 31,
(Amounts in thousands, except per share amounts)	2024	2022
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$2,600	$2,641
Accounts receivable, net of allowance	2,221	2,128
Inventory	1,164	1,109
Prepaid expenses and other current assets	1,048	335
Total current assets	7,033	6,213
Property and equipment, net	791	844
Right-of-use assets, net	2,220	2,296
Equity investments	1,191	1,191
Intangible and other assets, net	2,127	2,303
Goodwill, net	2,946	2,946
Deferred tax assets, net	477	493
Total assets	$16,785	$16,286

Liabilities and Equity
Current liabilities:
Accounts payable	$695	$567
Accrued expenses and other current liabilities	1,353	615
Deferred revenue	2,338	1,485
Current portion of finance lease obligations	14	14
Current portion of operating lease obligations	329	298
Total current liabilities	4,729	2,979
Finance lease obligations, net of current portion	33	41
Operating lease obligation, net of current portion	2,337	2,447
Total liabilities	7,099	5,467

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized; 6,446 (2024) and 6,516 (2023) shares issued, and 5,363 (2024) and 5,503 (2023) shares outstanding	7	7
Additional paid-in-capital	11,348	12,290
Treasury stock of 1,083 (2024) and 1,014 (2023) shares	(12,077)	(11,219)
Retained earnings	10,408	9,741
Total equity	9,686	10,819
Total liabilities and stockholders’ equity	$16,785	$16,286